UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

Image Metrics, Inc.
(Exact name of Registrant as Specified in its Charter)

Nevada	333-123092	20-1719023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1918 Main Street, 2nd Floor, Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.     Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Registered Independent Public Accounting Firm.

On May 13, 2010, Image Metrics, Inc. (the “Company”) dismissed De Joya Griffith & Company, LLC (“De Joya”) as its independent registered public accounting firm.  The decision to dismiss De Joya was recommended and approved by the Company’s board of directors.

De Joya audited the Company’s financial statements when it operated as “International Cellular Accessories” as of and for the fiscal years ended December 31, 2009 and December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2010.  On March 10, 2010, the Company acquired through an exchange offer all of the outstanding ordinary shares and preferred shares of Image Metrics Limited, a private company incorporated in England and Wales.  As a result of the exchange offer, the Company is now engaged in the business of providing technology-based facial animation solutions to the interactive entertainment industry.

De Joya’s reports on the Company’s audited financial statements as of and for the fiscal years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its reports for the fiscal years ended December 31, 2009 and December 31, 2008 included language expressing substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2009 and December 31, 2008, and through De Joya’s dismissal on May 13, 2010, there were (1) no disagreements with De Joya on any matter of accounting  principles or practices, financial statement disclosure, or auditing scope or  procedures, which disagreements, if not resolved to the satisfaction of De Joya, would have caused De Joya to make reference to the subject matter of the disagreements in connection with its reports and (2) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company provided De Joya with a copy of this Current Report on Form 8-K and requested that De Joya furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements.  The Company has received the requested letter from De Joya, and a copy of the letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b) Appointment of New Registered Public Accounting Firm.

On May 14, 2010, the board of directors of the Company engaged BDO Seidman, LLP (“BDO”) as the Company’s new independent registered public accounting firm.

During the fiscal years ended December 31, 2009 and December 31, 2008, and through BDO’s engagement on May 14, 2010, the Company did not consult with BDO regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

16.1           Letter from De Joya Griffith & Company, LLC regarding change in certifying accountant.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

IMAGE METRICS, INC.

By:	/s/ Michael R. Starkenburg
Michael R. Starkenburg
President and Chief Executive Officer

Date:  May 18, 2010